FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Brandon Davis, 312-822-5885	James Anderson, 312-822-7757
CNA FINANCIAL ANNOUNCES THIRD QUARTER 2018 RESULTS

•	Q3 NET INCOME OF $336M; $1.23 PER SHARE; ROE 11.7%

•	Q3 CORE INCOME OF $317M; $1.17 PER SHARE; ROE 10.5%

•	Q3 P&C COMBINED RATIO OF 94.2%

•	Q3 P&C UNDERLYING COMBINED RATIO OF 94.8%

•	YTD P&C UNDERLYING COMBINED RATIO OF 94.4%

•	LONG TERM CARE ANNUAL RESERVE REVIEW COMPLETED IN Q3; GAAP MARGIN = $182M

•	QUARTERLY DIVIDEND OF $0.35 PER SHARE
CHICAGO, November 5, 2018 --- CNA Financial Corporation (NYSE: CNA) today announced third quarter 2018 net income of $336 million, or $1.23 per share, and core income of $317 million, or $1.17 per share. Property & Casualty Operations combined ratio for the third quarter was 94.2% compared with 103.7% in the third quarter of 2017. Property & Casualty Operations net written premiums decreased 1% compared to the prior year quarter. Net investment income, after tax, was $400 million for the third quarter of 2018.
Net income for the nine months ended September 30, 2018 was $897 million, or $3.29 per share, and core income was $868 million, or $3.19 per share. Property & Casualty Operations combined ratio for the nine months ended September 30, 2018 was 93.7% compared with 98.2% in the prior year period. Property & Casualty Operations underlying combined ratio for the nine months ended September 30, 2018 was 94.4% compared with 95.4% in the prior year period. Property & Casualty Operations net written premiums grew 5% for the nine months ended September 30, 2018 compared to the prior year period. Net investment income, after tax, was $1,221 million for the nine months ended September 30, 2018.
CNA Financial declared a quarterly dividend of $0.35 per share, payable December 5, 2018 to stockholders of record on November 19, 2018.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions, except per share data)	2018	2017	2018	2017
Net income(a)	$336	$144	$897	$676
Core income (a)(b)	317	159	868	633

Net income per diluted share	$1.23	$0.53	$3.29	$2.48
Core income per diluted share	1.17	0.58	3.19	2.33

	September 30, 2018	December 31, 2017
Book value per share	$42.41	$45.15
Book value per share excluding AOCI	45.20	45.02

(a)	Results in 2018 benefited from the reduction of the U.S. Federal tax rate from 35% to 21%.

(b)
Management utilizes the core income (loss) financial measure to monitor the Company's operations. Please refer herein to the Reconciliation of GAAP Measures to Non-GAAP Measures section of this press release for further discussion of this non-GAAP measure.

"I am pleased with the third quarter’s strong core income of $1.17 per share, our best quarterly result since 2010. While our P&C business continues to perform well with a combined ratio of 94.2% for the quarter and 93.7% year-to-date, I am equally pleased that the results of our Long Term Care gross premium valuation resulted in a GAAP margin of $182 million," said Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation.
Property & Casualty Operations

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2018	2017	2018	2017
Net written premiums	$1,581	$1,599	$5,163	$4,933
NWP change (% year over year)	(1)%	(2)%	5%	—%
Net investment income	$282	$308	$869	$927
Core income	305	167	951	696

Loss ratio excluding catastrophes and development	61.1%	60.8%	60.8%	61.1%
Effect of catastrophe impacts	2.6	16.5	2.1	7.3
Effect of development-related items	(3.2)	(7.4)	(2.8)	(4.5)
Loss ratio	60.5%	69.9%	60.1%	63.9%

Expense ratio	33.3%	33.5%	33.2%	34.0%

Combined ratio	94.2%	103.7%	93.7%	98.2%
Combined ratio excluding catastrophes and development	94.8%	94.6%	94.4%	95.4%

•
The combined ratio excluding catastrophes and development increased 0.2 points for the third quarter of 2018 as compared with the prior year quarter driven by a slight increase in the underlying loss ratio partially offset by improvement in the expense ratio.

For the year-to-date period, the combined ratio excluding catastrophes and development improved 1.0 point as compared with the prior year period driven by 0.3 points of improvement in the underlying loss ratio, and a 0.8 point improvement in the expense ratio.

•
The combined ratio improved 9.5 points for the third quarter of 2018 as compared with the prior year quarter. Net catastrophe losses were $46 million, or 2.6 points of the loss ratio, in the quarter as compared with $269 million, or 16.5 points of the loss ratio, for the prior year quarter. Favorable net prior year development improved the loss ratio by 3.2 points in the quarter as compared with a 7.4 point improvement in the prior year quarter.

For the year-to-date period, the combined ratio improved 4.5 points as compared with the prior year period. Net catastrophe losses were $106 million, or 2.1 points of the loss ratio, in the current year-to-date period as compared with $342 million, or 7.3 points of the loss ratio, for the prior year period. Favorable net prior year development improved the loss ratio by 2.8 points in the current year-to-date period as compared with a 4.5 point improvement in the prior year period.

•
Net written premiums decreased 1% as compared with the prior year quarter as 3% growth in gross premium, when adjusted for captive business, was offset by a higher level of ceded reinsurance in each of the P&C segments. For the year-to-date period, net written premiums grew 5%.

Business Operating Highlights
Specialty

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2018	2017	2018	2017
Net written premiums	$688	$695	$2,062	$2,066
NWP change (% year over year)	(1)%	(3)%	—%	—%
Core income	$177	$173	$531	$441

Loss ratio excluding catastrophes and development	59.8%	61.2%	60.2%	61.7%
Effect of catastrophe impacts	2.4	5.0	1.1	2.2
Effect of development-related items	(7.7)	(14.5)	(6.2)	(7.0)
Loss ratio	54.5%	51.7%	55.1%	56.9%

Expense ratio	32.3%	31.2%	31.8%	31.8%

Combined ratio	87.0%	83.1%	87.1%	88.8%
Combined ratio excluding catastrophes and development	92.3%	92.6%	92.2%	93.6%

•
The combined ratio excluding catastrophes and development improved 0.3 points for the third quarter of 2018 as compared with the prior year quarter driven by a 1.4 point improvement in the underlying loss ratio partially offset by a 1.1 point increase in the expense ratio driven by higher acquisition expenses and lower net earned premiums. For the year-to-date period, the combined ratio excluding catastrophes and development improved 1.4 points.

•
The combined ratio increased 3.9 points for the third quarter of 2018 as compared with the prior year quarter. Net catastrophe losses were $16 million, or 2.4 points of the loss ratio, for the third quarter of 2018, as compared to $35 million, or 5.0 points of the loss ratio, for the prior year quarter. Favorable net prior year development improved the loss ratio by 7.7 points in the quarter as compared with a 14.5 point improvement in the prior year quarter. For the year-to-date period, the combined ratio improved 1.7 points.

•	Net written premiums for Specialty decreased 1% for the third quarter of 2018 as compared with the prior year quarter. For the year-to-date period, net written premiums were consistent.

Commercial

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2018	2017	2018	2017
Net written premiums	$697	$697	$2,339	$2,203
NWP change (% year over year)	—%	—%	6%	—%
Core income	$127	$32	$403	$263

Loss ratio excluding catastrophes and development	60.4%	60.0%	60.4%	60.4%
Effect of catastrophe impacts	3.1	23.9	3.1	11.1
Effect of development-related items	—	(2.7)	(0.5)	(2.9)
Loss ratio	63.5%	81.2%	63.0%	68.6%

Expense ratio	33.2%	34.2%	33.3%	35.3%

Combined ratio	97.4%	115.9%	97.0%	104.4%
Combined ratio excluding catastrophes and development	94.3%	94.7%	94.4%	96.2%

•
The combined ratio excluding catastrophes and development improved 0.4 points for the third quarter of 2018 as compared with the prior year quarter due to a 1.0 point improvement in the expense ratio driven by lower employee costs partially offset by a 0.4 point increase in the underlying loss ratio. For the year-to-date period, the combined ratio excluding catastrophes and development improved 0.9 points after adjusting for the Small Business premium rate adjustments.

•
The combined ratio improved 18.5 points for the third quarter of 2018 as compared with the prior year quarter. Net catastrophe losses were $25 million, or 3.1 points of the loss ratio, for the third quarter of 2018, as compared to $176 million, or 23.9 points of the loss ratio, for the prior year quarter. There was no net prior year development effect in the quarter as compared with a 2.7 point improvement in the prior year quarter. For the year-to-date period, the combined ratio improved 7.4 points.

•
Net written premiums for Commercial were consistent for the third quarter of 2018 as compared with the prior year quarter. For the year-to-date period, net written premiums grew 4% after adjusting for the Small Business premium rate adjustments.

International

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2018	2017	2018	2017
Net written premiums	$196	$207	$762	$664
NWP change (% year over year)	(5)%	—%	15%	4%
Core income (loss)	$1	$(38)	$17	$(8)

Loss ratio excluding catastrophes and development	66.3%	62.4%	64.1%	62.0%
Effect of catastrophe impacts	2.1	27.5	1.5	10.3
Effect of development-related items	(0.8)	(1.5)	(0.6)	(1.7)
Loss ratio	67.6%	88.4%	65.0%	70.6%

Expense ratio	36.3%	37.5%	36.8%	37.2%

Combined ratio	103.9%	125.9%	101.8%	107.8%
Combined ratio excluding catastrophes and development	102.6%	99.9%	100.9%	99.2%

•
The combined ratio excluding catastrophes and development increased 2.7 points for the third quarter of 2018 as compared with the prior year quarter primarily due to a 3.9 point increase in the underlying loss ratio driven by a higher number of property losses in Hardy. This was partially offset by 1.2 points of improvement in the expense ratio driven by higher net earned premiums. For the year-to-date period, the combined ratio excluding catastrophes and development increased 1.7 points.

•
The combined ratio improved 22.0 points for the third quarter of 2018 as compared with the prior year quarter. Net catastrophe losses were $5 million, or 2.1 points of the loss ratio, for the third quarter of 2018, as compared to $58 million, or 27.5 points of the loss ratio, for the prior year quarter. Favorable net prior year development improved the loss ratio by 0.8 points in the quarter as compared with a 1.5 point improvement in the prior year quarter. For the year-to-date period, the combined ratio improved 6.0 points.

•
Net written premiums for International decreased 4% excluding currency fluctuations, for the third quarter of 2018 as compared with the prior year quarter. For the year-to-date period, net written premiums grew 10% excluding currency fluctuations.

Life & Group

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2018	2017	2018	2017
Net investment income	$200	$195	$598	$587
Total operating revenues	332	331	996	992
Core income	32	10	36	19
Core income of $32 million was driven by a $24 million after-tax reduction of long term care claim reserves resulting from the annual claims experience study. This study was completed in the third quarter of 2018 as compared to the fourth quarter in 2017. Persistency continues to benefit from a high proportion of policyholders choosing to reduce benefits in lieu of premium rate increases. Morbidity continues to trend in line with expectations.
Management completed its annual gross premium valuation (GPV) process in the third quarter of 2018 indicating $182 million of margin on the GAAP long term care future policy benefit carried reserves. The update included the removal of the future morbidity improvement assumption and extended the period of the mortality improvement assumption.
Corporate & Other

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2018	2017	2018	2017
Net investment income	$5	$6	$16	$15
Interest expense	33	39	101	116
Core loss	(20)	(18)	(119)	(82)
Core loss increased $2 million for the third quarter of 2018 as compared with the prior year quarter.
Net Investment Income
Pretax net investment income decreased $22 million for the third quarter of 2018 as compared with the prior year quarter. The decrease was driven by limited partnership and common stock investments, which returned 0.9%, or $23 million, for the third quarter of 2018 as compared with 2.2%, or $51 million, in the prior year quarter. However, despite the decline in limited partnership income, net investment income, after tax, increased $37 million for the third quarter of 2018 as compared with the prior year quarter driven by the lower Federal corporate tax rate.

About the Company
CNA is the ninth largest commercial insurer in the United States. CNA provides a broad range of standard and specialized property and casualty insurance products and services for businesses and professionals in the U.S., Canada, Europe and Asia, backed by 120 years of experience and more than $45 billion of assets.  For more information about CNA, visit our website at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 572-7025, or for international callers, (719) 325-2420. The call will also be broadcast live on the internet and may be accessed from the Investor Relations page of the CNA website (www.cna.com). A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting investor.relations@cna.com.
Definition of Reported Segments

•
Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.

•
Commercial works with an independent agency distribution system and a network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations.

•
International provides property and casualty insurance and specialty coverages on a global basis through its operations in Canada, the United Kingdom, Continental Europe and Singapore as well as through its presence at Lloyd’s of London.

•	Life & Group primarily includes the results of the individual and group long term care businesses that are in run off.

•
Corporate & Other primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.

Financial Measures
Management utilizes the following metrics in their evaluation of the Property & Casualty Operations. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

•	Loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums.

•	Underlying loss ratio represents the loss ratio excluding catastrophes and development.

•	Expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums.

•	Dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums.

•	Combined ratio is the sum of the loss, expense and dividend ratios.

•	Underlying combined ratio is the sum of the underlying loss, expense and dividend ratios.

•	Renewal premium change represents the estimated change in average premium on policies that renew, including rate and exposure changes.

•	Rate represents the average change in price on policies that renew excluding exposure change.

•	Retention represents the percentage of premium dollars renewed in comparison to the expiring premium dollars from policies available to renew.

•	New business represents premiums from policies written with new customers and additional policies written with existing customers.
The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk.

Reconciliation of GAAP Measures to Non-GAAP Measures
This press release also contains financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. The Company believes the presentation of these measures provides investors with a better understanding of the significant factors that comprise the Company's operating performance. Reconciliations of these measures to the most comparable GAAP measures follow below.
Reconciliation of Net Income to Core Income
Core income (loss) is calculated by excluding from net income (loss) the after-tax effects of i) net realized investment gains or losses, ii) income or loss from discontinued operations, iii) any cumulative effects of changes in accounting guidance and iv) deferred tax asset and liability remeasurement as a result of an enacted U.S. Federal tax rate change. The calculation of core income (loss) excludes net realized investment gains or losses because net realized investment gains or losses are generally driven by economic factors that are not necessarily consistent with key drivers of underwriting performance, and are therefore not considered an indication of trends in insurance operations. Management monitors core income (loss) for each business segment to assess segment performance. Presentation of consolidated core income (loss) is deemed to be a non-GAAP financial measure.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2018	2017	2018	2017
Net income	$336	$144	$897	$676
Less: Net realized investment gains (losses)	13	(15)	23	43
Less: Net deferred tax asset remeasurement	6	—	6	—
Core income	$317	$159	$868	$633
Reconciliation of Net Income per Diluted Share to Core Income per Diluted Share
Core income (loss) per diluted share provides management and investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core income (loss). Core income per diluted share is core income on a per diluted share basis.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
	2018	2017	2018	2017
Net income per diluted share	$1.23	$0.53	$3.29	$2.48
Less: Net realized investment gains (losses)	0.04	(0.05)	0.08	0.15
Less: Net deferred tax asset remeasurement	0.02	—	0.02	—
Core income per diluted share	$1.17	$0.58	$3.19	$2.33
Reconciliation of Book Value per Share to Book Value per Share Excluding AOCI
Book value per share excluding AOCI allows management and investors to analyze the amount of the Company's net worth primarily attributable to the Company's business operations. The Company believes this measurement is useful as it reduces the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

	September 30, 2018	December 31, 2017
Book value per share	$42.41	$45.15
Less: Per share impact of AOCI	(2.79)	0.13
Book value per share excluding AOCI	$45.20	$45.02

Calculation of Return on Equity and Core Return on Equity
Core return on equity provides management and investors with a measure of how effectively the Company is investing the portion of the Company's net worth that is primarily attributable to its business operations.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2018	2017	2018	2017
Annualized net income	$1,343	$574	$1,196	$901
Average stockholders' equity including AOCI (a)	11,463	12,099	11,877	12,069
Return on equity	11.7%	4.7%	10.1%	7.5%

Annualized core income	$1,270	$636	$1,158	$844
Average stockholders' equity excluding AOCI (a)	12,143	12,028	12,239	12,102
Core return on equity	10.5%	5.3%	9.5%	7.0%

(a)	Average stockholders' equity is calculated using a simple average of the beginning and ending balances for the period.
For additional information, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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